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Exhibit 21- Subsidiaries of the Company as of March 6, 2003

Parent Level:     R.H. Donnelley Corporation (formerly known as The Dun &
                  Bradstreet Corporation), a Delaware corporation; publicly traded on NYSE as "RHD"

         Tier 1 Subsidiary:      R.H. Donnelley Inc. (formerly known as The
                                 Reuben H. Donnelley Corporation), a Delaware corporation wholly owned by R.H. Donnelley
                                 Corporation

                           Tier 2 Subsidiaries:
                                        CenDon, L.L.C.*
                                        Get Digital Smart.com Inc.**
                                        R.H. Donnelley APIL, Inc**
                                        R.H. Donnelley CD, Inc.**
                                        R.H. Donnelley Publishing & Advertising,
                                        Inc.***

                                        Third Tier Subsidiary:

                                              R.H. Donnelley Acquisitions, Inc.,
                                              a Delaware corporation wholly
                                              owned by R.H. Donnelley APIL, Inc.


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*        Delaware limited liability company, owned jointly by R.H. Donnelley
         Inc. and R.H. Donnelley Publishing & Advertising. Inc., which does business as R.H. Donnelley Publishing & Advertising and Sprint Yellow Pages(R).

** Delaware corporations wholly owned by R.H. Donnelley Inc. Get Digital Smart is presently inactive.

*** Kansas corporation (formerly known as Sprint Publishing & Advertising, Inc.), wholly owned by R.H. Donnelley Inc., which now does business as R.H. Donnelley Publishing & Advertising and Sprint Yellow Pages(R).